Exhibit 5.2

18 May 2018

To:	Board of Directors
Allegion plc
Block D
Iveagh Court
Harcourt Road
Dublin 2

Re:	Allegion plc
Form S-3 Registration Statement dated 18 May 2018

Dear Sirs,

1.	Basis of Opinion

1.1	We are acting as Irish counsel to Allegion plc, a public company limited by shares, incorporated under the laws of Ireland (company registration number 527370) and having its registered office at Block D, Iveagh Court, Harcourt Road, Dublin 2 (the “Company”), in connection with the Form S-3 registration statement to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on or around 18 May 2018 (the “Registration Statement”). We refer, in particular, to the ordinary shares with nominal value of €1.00, the ordinary shares with nominal value of US$0.01 and the preferred shares with nominal value of US$0.001 of the Company (the “Shares”) that may be issued pursuant to the Registration Statement.

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of, and we express no opinion as to the laws of, any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.5 below (the “Searches”).

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares, other than the Documents.

1.4	For the purpose of giving this Opinion, we have examined and relied on copies of the Documents sent to us by e-mail in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 18 May 2018:

(a)	on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company (the “Memorandum and Articles of Association”) and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in respect of the Company.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares.

2.2	when the Shares are issued and allotted pursuant to duly adopted resolutions of the board of directors of the Company (including resolutions duly adopted by the board approving powers of attorney appointing officers or senior executives of the Company as the lawful attorneys of the Company for the purposes of exercising the Company’s powers in respect of the issue and allotment of the Shares), the Shares shall be validly issued, fully paid up and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1	that, when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined;

3.2	that any Shares issued under the Registration Statement will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue;

3.3	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

3.4	that, at the time of issue of the Shares, the authority of the Company and the directors of the Company to issue the Shares, as provided for in the articles of association of the Company (the “Articles of Association”) and the Companies Act 2014 of Ireland (the “Companies Act”), is in full force and effect;

3.5	that the Company will continue to renew its authority to allot and issue the Shares in accordance with the terms and conditions set out in the Articles of Association and the Companies Act and that, where such authority has not been renewed, the Company will not issue the Shares after such authority has expired;

3.6	that the issue of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the Articles of Association, the Companies Act and the terms of issue of such securities;

3.7	that, at the time of issue of the Shares, the Company will have sufficient authorised but unissued share capital to issue the required number of Shares;

3.8	that any issue of Shares will be in compliance with the Companies Act, the Irish Takeover Panel Act, 1997, Takeover Rules 2013, and all other applicable Irish company, takeover, securities, prospectus, market abuse and insider dealing laws and other rules and regulations;

3.9	that, as at the time of the issue of the Shares, such issue shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

3.10	that any power of attorney granted by the Company in respect of the issue and allotment of the Shares shall have been duly granted, approved and executed in accordance with the Articles of Association, the Companies Act, the Powers of Attorney Act 1996 of Ireland and all other applicable laws, rules and regulations;

Authenticity and bona fides

3.11	the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.12	where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.13	that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.14	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.15	that each of the Documents is up to date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Documents has been amended, varied, revoked or superseded in any respect;

3.16	that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the memorandum and articles of association of the Company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.17	that the Memorandum and Articles of Association in the form adopted on 9 May 2013 and amended by special resolution on 8 June 2016 are the current memorandum and articles of association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than those set out in the Memorandum and Articles of Association;

Accuracy of searches and warranties

3.18	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.19	that there has been no alteration in the status or condition of the Company as disclosed by the Searches;

3.20	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

Solvency and Insolvency

3.21	that:

(a)	the Company will not be unable to pay its debts within the meaning of Sections 509(3) and 570 of the Companies Act or any analogous provision under any applicable laws immediately after the filing of the Registration Statement with the SEC;

(b)	the Company will not as a consequence of doing any act or thing which the Registration Statement contemplates, permits or requires any relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provisions under any applicable laws;

(c)	no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to the Company or any of its assets or undertaking; and

(d)	no petition for the making of a winding-up order or the appointment of any examiner or any similar officer or any analogous procedure has been presented in relation to the Company;

3.22	that no proceedings have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement;

Commercial Benefit

3.23	that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit;

General

3.24	that no proceedings have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

Documents

1.	A copy of the form of the Registration Statement on Form S-3 to be filed by the Company with the SEC.

2.	A copy of the resolutions of the board of directors of the Company dated 4 April 2018.

3.	A copy of the certificate of incorporation of the Company dated 9 May 2013.

4.	A copy of the certificate of a public company entitled to do business of the Company dated 13 May 2013.

5.	A copy of the Memorandum and Articles of Association in the form adopted on 9 May 2013 and amended by special resolution of the shareholders of the Company on 8 June 2016.

6.	A corporate certificate of the secretary of the Company dated 18 May 2018.

7.	A letter of status from the Irish Companies Registration Office dated 18 May 2018.